Exhibit 99.1

Arena Pharmaceuticals Provides Corporate Update and Reports First Quarter 2018 Financial Results

- Achieved positive Phase 2 results for etrasimod in ulcerative colitis in March; Phase 3 preparations for ulcerative colitis and a development plan for Crohn’s disease underway

- Expect to initiate Phase 3 studies for ralinepag in pulmonary arterial hypertension in second half of 2018

SAN DIEGO, May 8, 2018 -- Arena Pharmaceuticals, Inc. (NASDAQ: ARNA), today provided a corporate update and reported financial results for the first quarter ended March 31, 2018.

"After delivering positive Phase 2 data on our most advanced compounds, etrasimod and ralinepag, we are now focused on initiating multiple Phase 3 studies for both programs in addition to a range of Phase 2 studies to expand the utility of these compounds," said Amit D. Munshi, President and CEO of Arena. "In addition to executing on the trials for these potentially best-in-class candidates, we plan for additional program catalysts as we move through 2018. The next 12 to 18 months promise to be as exciting as the last.”

Pipeline Update

Etrasimod – Oral, next generation, selective sphingosine-1-phosphate (S1P) receptor modulator intended for the potential treatment of multiple immune and inflammatory diseases

•	Ulcerative colitis (UC):
o	Positive Phase 2 data achieved in March 2018
o	Intend to initiate Phase 3 program
•	Crohn’s disease (CD):
o	Planning development path forward
•	Primary biliary cholangitis (PBC):
o	Phase 2 trial currently enrolling patients

Ralinepag – Oral, next generation, selective prostacyclin receptor agonist intended for the treatment of pulmonary arterial hypertension (PAH)

•	Expect to initiate two standalone, Phase 3 registrational studies, as well as additional differentiation studies, in H2 2018

Olorinab (formerly APD371) – Oral, peripherally restricted, full agonist of the cannabinoid 2 (CB2) receptor intended for the potential treatment of visceral pain, specifically pain associated with Crohn’s disease

•	Plan to complete enrollment in Phase 2 trial in Q2 2018, with results expected in Q3 2018

Collaborations Update

•	In April 2018, Arena announced a licensing agreement with Outpost Medicine on a preclinical compound for the treatment of genitourinary disorders

Corporate Update

•	On March 31, 2018, Arena completed the sale of its manufacturing operations located in Zofingen, Switzerland to Siegfried
•	On March 26, 2018, Arena closed a public offering that raised aggregate net proceeds of $383.1 million through the issuance of approximately 9.8 million shares

Financial Update

First Quarter 2018 Financial Results

•	Revenues totaled $1.8 million, consisting of $1.0 million in collaboration revenue, and $0.7 million in royalty revenue
•	Research and development expenses totaled $21.6 million
•	General and administrative expenses totaled $11.2 million
•	Net loss attributable to stockholders of Arena was $32.0 million, or $0.80 per share

At March 31, 2018, Arena’s cash, cash equivalents and investments balance was $629.1 million and approximately 49.2 million shares of Arena common stock were outstanding.

Conference Call & Webcast Information

Arena will host a conference call and live webcast with the investment community today, Tuesday, May 8, 2018, at 4:30 p.m. EDT to discuss the financial results and provide a corporate update.

When: Tuesday, May 8, 2018, at 4:30 p.m. EDT

Dial-in: (877) 643-7155 (United States) or (914) 495-8552 (International)

Conference ID: 7698222

Please join the conference call at least 10 minutes early to register.  You can access the live webcast under the investor relations section of Arena’s website at:  www.arenapharm.com. A replay of the conference call will be archived under the investor relations section of Arena’s website for 30 days shortly after the call.

About Arena Pharmaceuticals

Arena Pharmaceuticals is focused on delivering novel, transformational medicines with optimized pharmacology and pharmacokinetics to patients globally. Arena’s proprietary pipeline includes multiple potentially first- or best-in-class programs with broad clinical utility. The most advanced investigational clinical programs are ralinepag (APD811), which will be commencing a Phase 3 program for pulmonary arterial hypertension (PAH), and etrasimod (APD334), which will be commencing a Phase 3 program for ulcerative colitis (UC) and a program in Crohn’s Disease (CD), and which has potential utility for a broad range of immune and inflammatory conditions. Arena is also evaluating olorinab (APD371) in Phase 2 for the treatment of visceral pain associated with Crohn's disease, as well as other drug candidates in earlier research and development stages.

In addition, Arena has several collaborations including Everest Medicines Limited (ralinepag and etrasimod in Greater China and select Asian countries), Axovant Sciences GmbH (nelotanserin - Phase 2), Boehringer Ingelheim International GmbH (undisclosed target - preclinical), Outpost Medicine, LLC (undisclosed target – preclinical), and Eisai Co., Ltd. and Eisai Inc. (BELVIQ® - marketed product).

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements may be identified by words such as “plan,” “expect,” “focused on,” “potential,” “promise,” “intended,” “intend,” “planning,” “expected,” “will,” and “potentially,” and include, without limitation, statements about initiation, enrollment, results, data readouts and timing relating to ongoing and intended clinical trials; the potential of Arena’s drug candidates; Arena’s investment community conference call and webcast; and Arena’s focus, goals, strategy, clinical programs, and collaborators. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena's expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following:  the risk that we may need additional funds to advance all of our programs, and you and others may not agree with the manner we allocate our resources; risks related to developing and commercializing drugs; enrolling patients in our ongoing and intended clinical trials is competitive and challenging; clinical trials and other studies may not proceed at the time or in the manner expected or at all; the timing and outcome of research, development and regulatory review is uncertain, and our drug candidates may not advance in development or be approved for marketing; risks and uncertainties relating to cash and revenues that may be generated from product sales or other sources, including the impact of competition; the risk that Arena's revenues are based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Arena's guidance or previously reported results; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; satisfactory resolution of litigation or other disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to relying on collaborative arrangements; the entry into or modification or termination of collaborative arrangements; and Arena's and third parties' intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Arena's forward-looking statements are disclosed in Arena's filings with the Securities and Exchange Commission (SEC), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 14, 2018. These forward-looking statements represent Arena's judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Kevin R. Lind

Arena Pharmaceuticals, Inc.

Executive Vice President and

Chief Financial Officer

klind@arenapharm.com

858.210.3636

Media Contact:

Matt Middleman, M.D.

LifeSci Public Relations

matt.middleman@lifescipublicrelations.com

646.627.8384

(Tables Follow)

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2018	2017
	(unaudited)	(unaudited)
Revenues
Collaboration and other revenue	$1,028	$1,660
Royalty revenue	727	—
Total revenues	1,755	1,660

Operating Costs & Expenses
Research & development	21,573	15,344
General & administrative	11,151	7,520
Total operating costs & expenses	32,724	22,864

Total interest & other expense, net	(164)	(1,347)
Loss from continuing operations	(31,133)	(22,551)
Income (loss) from discontinued operations	(830)	54
Net loss	(31,963)	(22,497)
Less net loss attributable to noncontrolling interest in consolidated variable interest entity	—	444
Net (income) loss attributable to stockholders of Arena	$(31,963)	$(22,053)

Amounts attributable to stockholders of Arena:
Income (loss) from continuing operations	$(31,133)	$(22,107)
Income (loss) from discontinued operations	(830)	54
	$(31,963)	$(22,053)

Net loss attributable to stockholders of Arena per share, basic and diluted:[1]
Continuing operations	$(0.78)	$(0.90)
Discontinued operations	(0.02)	—
	$(0.80)	$(0.90)

Shares used in calculating net loss attributable to stockholders of Arena per share, basic and diluted[1]	39,996	24,482

1 Comparative period data adjusted to give effect to Arena’s June 2017 1-for-10 reverse stock split.

Arena Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheet Data

(In thousands)

(unaudited)

	March 31, 2018	December 31, 2017
		[1]
Assets
Cash & cash equivalents	$516,141	$158,837
Accounts receivable	3,306	2,357
Insurance recovery receivable	12,025	12,025
Prepaid expenses & other current assets	5,409	2,681
Total available for sale investments	112,980	112,482
Land, property & equipment, net	29,507	30,131
Other non-current assets	6,100	3,622
Total assets of disposal group held for sale	—	17,140
Total assets	$685,468	$339,275

Liabilities & Equity
Accounts payable & accrued liabilities	$13,928	$15,622
Accrued litigation settlement	24,000	24,000
Total deferred revenues	1,615	2,177
Total lease financing obligations & other long-term liabilities	61,790	62,737
Total liabilities of disposal group held for sale	—	27,595
Total equity	584,135	207,144
Total liabilities & equity	$685,468	$339,275

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.

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